EXHIBIT 28.1

                            AGREEMENT

       Reference is hereby made to that certain Fourth Restated and Amended Credit Agreement dated as of November 14, 1994, as amended by the First Amendment to Fourth Restated and Amended Credit Agreement dated as of March 30, 1995, the Second Amendment to Fourth Restated and Amended Credit Agreement dated as of August 14, 1995, the Agreement dated as of March 21, 1996, and the Agreement dated as of March 27, 1996 (as so amended, the "Credit Agreement") among Pride Companies, L.P. ("Borrower"), Pride Refining, Inc., Pride SGP, Inc., Desulfur Partnership, Pride Marketing of Texas (Cedar Wind), Inc., Pride Borger, Inc., Pride Texas Plains, L.P. and Pride Texas Plains GP L.L.C. (collectively, the "Guarantors"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and Bank One, Texas, N.A. and NationsBank of Texas, N.A., as Lenders (sometimes collectively referred to herein as "Lenders" and each individually, a "Lender"). Capitalized terms used herein shall have the meanings given them in the Credit Agreement.

       Borrower has requested, and Agent and Lenders have agreed to amend the Credit Agreement for the purposes expressed herein.

       In consideration of the mutual covenants and agreements contained herein and in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenders, Agent, Borrower and Guarantors agree as follows:

       1.  Definitions.  The definition of "Letter of Credit" in
Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

       "'Letter of Credit' shall mean any Facility A Letter of Credit, Facility B Letter of Credit or Special Letter of Credit issued, renewed or extended by Agent pursuant to this Agreement or the Loan Documents, together with any letter(s) of credit issued, renewed or extended by Agent pursuant to the Original Credit Agreement."

       The definition of "Special Letter of Credit" is hereby added to Section 1.01 of the Credit Agreement immediately following the definition of "Security State Bank Liens":

       "'Special Letter of Credit' has the meaning specified in
       Section 3.02A."

       2. Special Letters of Credit. The Credit Agreement is hereby amended by adding the following Section 3.02A immediately following Section 3.02:

       "3.02  Special Letters of Credit.

       (a) Issuance. Agent may elect, in its sole discretion, to issue, renew and extend one or more irrevocable standby letters of credit (the 'Special Letters of Credit') from time to time prior to the Maturity Date upon request by Borrower. Special Letters of Credit may be issued solely to support obligations of Borrower for purchases of crude oil and other refinery feed stocks into the refinery known as the Pride Refinery, located in Jones County, Texas. Notwithstanding any course of dealing between Borrower and Agent or between Borrower and any Lender and notwithstanding anything contained in this Agreement, the Credit Agreement or any other Loan Document to the contrary, neither Agent nor any Lender has any obligation or commitment whatsoever to issue any Special Letter of Credit and any Special Letter of Credit shall be issued solely in the discretion of Agent.

       (b) Special Letter of Credit Conditions. Agent shall not issue, renew or extend any Special Letter of Credit unless:

             (i) on the date of issuance, if such Special Letter of credit were to be issued as a Facility B Letter of Credit, the outstanding Facility B Letters of Credit plus Unpaid Drawings of all Facility B Letters of Credit would exceed the then applicable Facility B Letter of Credit Cap;

             (ii)  Agent has received either a properly completed
             Letter of Credit Request executed by Borrower or a CATS Request;

             (iii) each condition precedent under Sections 3.02 and 4.01 of the Credit Agreement shall have been met on such date;

             (iv) the Stated Amount of such Special Letter of Credit, when added to the sum of the unfunded amount of all outstanding Special Letters of Credit plus Unpaid Drawings of all Special Letters of Credit at such time would not exceed $8,000,000."

       3. Terms and Fees. Section 3.03(b) of the Credit Agreement is hereby amended by adding the following sentence immediately after the last sentence thereof:

       "The expiry date of a Special Letter of Credit shall not be later than the earlier of: (i) 90 days from the date such Special Letter of Credit is issued or (ii) the Maturity Date (as then known)."

       Section 3.04(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

       "(a) Issuance Fees. Borrower shall pay to Agent at Agent's International Department Office, a letter of credit issuance fee for each Facility A Letter of Credit or Facility B Letter of Credit that is issued and/or outstanding from time to time hereunder in an amount equal to the greater of: (i) $250.00 per such Letter of Credit or (ii) one and one-half percent (1.5%) per annum of the Stated Amount with respect to each such Letter of Credit. Borrower shall pay to Agent at Agent's International Department Office, a letter of credit issuance fee for each Special Letter of Credit that is issued and/or outstanding from time to time hereunder in an amount equal to the greater of: $250.00 per Special Letter of Credit or (ii) three percent (3.0%) per annum of the Stated Amount with respect to each Special Letter of Credit."

       4. Security. Borrower and each Guarantor hereby agree that the Letter of Credit Repayment obligations and Unpaid Drawings of all Special Letters of Credit constitute obligations under the Loan Documents and are secured by any and all of the Collateral Documents, including without limitation, the Guaranty Agreements.

       5. Ratification of Documents. The Credit Agreement as hereby amended is ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Agreement also. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

       6. Loan Document. This Agreement is a Loan Document and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

       7. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 24, 1996.

                                       PRIDE COMPANIES, L.P.

                                       By:  Pride Refining, Inc.,
                                            its general partner

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE REFINING, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE SGP, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       DESULFUR PARTNERSHIP

                                       By:  Pride Marketing of
                                            Texas (Cedar Wind),
                                            Inc., its general
                                            partner

                                       By:  Brad Stephens
                                            President


                                       PRIDE MARKETING OF TEXAS
                                       (CEDAR WIND), INC.

                                       By:  Brad Stephens
                                            President


                                       PRIDE BORGER, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE TEXAS PLAINS, GP,
                                       L.L.C.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE TEXAS PLAINS, L.P.

                                       By:  Pride Refining, Inc.,
                                            its general partner

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       NATIONSBANK OF TEXAS, N.A.,
                                       as agent

                                       By:  Jay T. Wampler
                                            Vice President


                                       NATIONSBANK OF TEXAS, N.A.

                                       By:  Jay T. Wampler
                                            Vice President


                                       BANK ONE, TEXAS, N.A.

                                       By:  Randall B. Durant
                                            Vice President


                      CONSENT AND AGREEMENT

       Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Restated Guaranty Agreement dated as of November 14, 1994, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                       PRIDE REFINING, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE SGP, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       DESULFUR PARTNERSHIP

                                       By:  Pride Marketing of
                                            Texas (Cedar Wind),
                                            Inc., its general
                                            partner

                                       By:  Brad Stephens
                                            President


                      CONSENT AND AGREEMENT

       Pride Marketing hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty Agreement dated as of November 14, 1994, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                       PRIDE MARKETING OF TEXAS
                                       (CEDAR WIND), INC.

                                       By:  Brad Stephens
                                            President


                      CONSENT AND AGREEMENT

       Each of the undersigned hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty Agreement dated as of March 30, 1995, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                       PRIDE BORGER, INC.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE TEXAS PLAINS, GP,
                                       L.L.C.

                                       By:  Brad Stephens
                                            Chief Executive Officer


                                       PRIDE TEXAS PLAINS, L.P.

                                       By:  Pride Refining, Inc.,
                                            its general partner

                                       By:  Brad Stephens
                                            Chief Executive Officer